UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2009

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-34078	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 300-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 30, 2009, consistent with the Plan of Complete Liquidation and Dissolution approved by the Company’s Board of Directors on January 5, 2009, the Company terminated the employment of its Vice President, Clinical and Regulatory Affairs, Deborah L. Sheffield. In connection with such termination, Ms. Sheffield entered into a Confidential Separation Agreement and General Release of All Claims with the Company and is entitled to the severance benefits as set forth in her existing executive employment agreement, which provides for a severance payment equal to Ms. Sheffield’s base salary for a period of six months, payment equal to medical insurance premiums for twelve months, a retention bonus of $36,000, full vesting of equity grants awarded subsequent to April 2008 and twelve months of vesting acceleration on all other outstanding equity awards. A Copy of the form of Confidential Separation Agreement and General Release of All Claims is attached as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Confidential Separation Agreement and General Release of All Claims by and between the Company and Deborah L. Sheffield.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: May 6, 2009	By:	/s/ Brian B. Dow
Brian B. Dow
Vice President of Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Confidential Separation Agreement and General Release of All Claims by and between the Company and Deborah L. Sheffield.